EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

            THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

                   PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN
                   YOUR PROXY IN THE ENCLOSED ENVELOPE TODAY!

                      Please detach at perforation before mailing.

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                      BLANCHARD PRECIOUS METALS FUND, INC.

                      PROXY FOR THE MEETING OF SHAREHOLDERS
                         TO BE HELD ON FEBRUARY 20, 1998




         The undersigned, revoking all Proxies heretofore given, hereby appoints , and or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Blanchard Precious Metals Fund, Inc. ("Precious Metals") that the undersigned is entitled to vote at the special meeting of shareholders of Growth & Income to be held at 2:00 p.m. on Friday, February 20, 1998 at the offices of the Evergreen Funds, 200 Berkeley Street, Boston, Massachusetts 02116, and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

                           NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

                           Date                 , 199


                           ----------------------------------------

                           ----------------------------------------
                           Signature(s) and Title(s), if applicable


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     THIS PROXY IS  SOLICITED  ON BEHALF OF THE BOARD OF  DIRECTORS  OF PRECIOUS
METALS. THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSALS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED. THE BOARD OF DIRECTORS OF PRECIOUS METALS RECOMMENDS A VOTE FOR THE PROPOSALS. PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK. DO NOT USE RED INK. EXAMPLE: X

         1. To approve an Agreement and Plan of Reorganization whereby Evergreen Precious Metals Fund, a series of Evergreen International Trust, will (i) acquire all of the assets of Precious Metals in exchange for shares of Evergreen Precious Metals Fund; and (ii) assume certain identified liabilities of Precious Metals, as substantially described in the accompanying Prospectus/Proxy Statement.


---- FOR                      ---- AGAINST                          ---- ABSTAIN

         2. To approve the proposed Interim Management Contract with Virtus Capital Management, Inc.


---- FOR                      ---- AGAINST                          ---- ABSTAIN

         3.       To approve the proposed Interim Sub-Advisory
Agreement between Virtus Capital Management, Inc. and Cavelti
Capital Management, Ltd.


---- FOR                      ---- AGAINST                          ---- ABSTAIN


         4. To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.






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